UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2024

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement

On December 12, 2023, Blackboxstocks, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Evtec Aluminium Limited, a company registered in England and Wales (“Evtec”), and the shareholders of Evtec. Upon the terms and subject to the satisfaction of the conditions described in the Exchange Agreement, the Company will acquire all of the issued and outstanding Evtec Ordinary Shares, with the result of Evtec becoming a wholly-owned subsidiary of the Company (the “Acquisition”). As a condition to the closing of the Acquisition (the “Closing”), the Company is required to organize a wholly-owned corporate subsidiary, Blackbox.io Inc., a Delaware corporation (the “Blackbox Operating”) to hold Company legacy assets and continue the Company’s legacy business operations (the “Business”).

Blackbox Operating was formed on April 1, 2024 by filing a certificate of incorporation with the Delaware Secretary of State. On April 18, 2024, the Company and Blackbox Operating entered into a contribution agreement (the “Contribution Agreement”) in which the Company transferred certain specified assets of the Business (the “Contributed Assets”) to Blackbox Operating. In consideration for the Contributed Assets, Blackbox Operating issued to the Company 3,226,145 shares of common stock, par value $0.001 per share, of Blackbox Operating and 3,369,998 shares of Series A convertible preferred stock, $0.001 par value per share, of Blackbox Operating, free and clear of all liens (the “Blackbox Operating Equity”), and assumed certain specified liabilities of the Business (the “Assumed Liabilities”).

Simultaneously with the execution of the Contribution Agreement, the Company delivered fully executed documents of conveyance to effect the contribution of the Contributed Assets and the assignment of the Assumed Liabilities to Blackbox Operating, including (i) a bill of sale attached as Exhibit A thereto, (ii) an assignment and assumption agreement attached as Exhibit B thereto, and (iii) an intellectual property assignment attached as Exhibit C thereto, and Blackbox Operating delivered certificates and notices of issuance of stock transferable on the books of Blackbox Operating evidencing the issuance of the Blackbox Operating Equity.

The Contribution Agreement contains customary representations, warranties and covenants. As a result of the Contribution Agreement, Blackbox Operating is a wholly-owned corporate subsidiary of the Company that holds Company legacy assets and continues the Company’s legacy business operations.

The foregoing description of the Contribution Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibits	Description
10.1	Contribution Agreement between Blackboxstocks, Inc. and Blackbox.io Inc. dated April 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer